Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Christie McConnell +1 (212) 484-4912 cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2010 Results

NEW YORK, February 3, 2011 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $28.5 million, up 20% year-over-year

•         Operating profit from continuing operations of $6.7 million, up 90% year-over-year

•         Cash flow from operations of $8.8 million

•         Net income per share from continuing operations of $0.23, up 156% from $0.09 in the prior-year period

•         Earnings per share of $0.23, compared to earnings per share of $0.32 in the prior-year period.  Prior-year period included a one-time income tax benefit of $4.4 million related to the dissolution of the Asia Pacific business segment

Travelzoo Inc., a global Internet media company, today announced financial results for the fourth quarter ended December 31, 2010, with revenue of $28.5 million, an increase of 20% year-over-year.  Operating profit from continuing operations was $6.7 million, up 90% year-over-year.  Net income from continuing operations was $3.8 million, with diluted net income per share from continuing operations of $0.23, compared to diluted net income per share from continuing operations of $0.09 in the prior-year period.  Revenue, operating profit and income from continuing operations for all periods exclude the results of Travelzoo’s former Asia Pacific business segment, which are reported as discontinued operations.

“We rounded off 2010 with strong revenue growth and the highest quarterly EPS since Q1 2007,” said Chris Loughlin, CEO of Travelzoo.  “Operating income increased 90% year-over-year in spite of start up costs related to Local Deals.  We now publish Local Deals in 30 cities across the U.S., U.K., and Spain.”

1/ 8

North America

North America business segment revenue grew 14% year-over-year to $22.0 million.  Operating profit was $6.7 million, or 30% of revenue, up from an operating profit of $5.3 million, or 28% of revenue, in the prior-year period.

Europe

            Europe business segment revenue grew 43% year-over-year to $6.6 million.  In local currency terms, revenue grew 47% year-over-year.  Operating profit was $22,000, compared to an operating loss of $1.8 million in the prior-year period.  Travelzoo began operations in the U.K. in May 2005, in Germany in September 2006, and in France in March 2007.  In May 2008, Travelzoo began publishing its weekly Top 20® list in Spain, after having operated a sales office in Barcelona since November 2006.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 18.9 million as of December 31, 2010, up 12% from December 31, 2009, and up 1% from September 30, 2010.  In North America, total unduplicated number of subscribers was 14.3 million as of December 31, 2010, up 8% from December 31, 2009 and up 1% from September 30, 2010. In Europe, total unduplicated number of subscribers was 4.6 million as of December 31, 2010, up 28% from December 31, 2009 and up 2% from September 30, 2010.

Income Taxes

            Income tax expense was $3.0 million, compared to $2.0 million in the prior-year period for continuing operations.  The effective income tax rate was 44%, down from 57% in the prior-year period.

Asset Management

            During the fourth quarter, Travelzoo generated $8.8 million of cash from operating activities.  Accounts receivable decreased by $862,000 quarter-over-quarter and increased by $2.0 million over the prior-year period to $13.3 million.  Accounts payable increased by $2.6 million quarter-over-quarter and increased by $3.1 million over the prior-year period to $9.9 million.  Capital expenditures were $138,000 down from $391,000 in the prior quarter and down from $384,000 in the prior-year period.  Travelzoo exited the fourth quarter with $41.2 million in cash and cash equivalents.

2/8

Conference Call

            Travelzoo will host a conference call to discuss fourth quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the Web cast.

About Travelzoo

Travelzoo Inc. is a global Internet media company.  With more than 22 million subscribers in North America, Europe, and Asia Pacific and 24 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

3/8

Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
	---------	---------	---------	---------
Revenues	$ 28,468	$ 23,779	$ 112,784	$ 93,973
Cost of revenues	2,241	1,488	7,253	5,628
	---------	---------	---------	---------
Gross profit	26,227	22,291	105,531	88,345
Operating expenses:
Sales and marketing	11,783	12,258	54,454	49,707
General and administrative	7,732	6,509	27,565	24,930
	---------	---------	---------	---------
Total operating expenses	19,515	18,767	82,019	74,637
	---------	---------	---------	---------
Operating income from continuing operations	6,712	3,524	23,512	13,708
Other income and expense:
Interest income and other income	34	21	166	61
Loss on foreign currency	(8)	(94)	(197)	(78)
	---------	---------	---------	---------
Income from continuing operations before income taxes	6,738	3,451	23,481	13,691
Income taxes	2,951	1,981	10,324	7,273
	---------	---------	---------	---------
Income from continuing operations	3,787	1,470	13,157	6,418

Loss from discontinued operations, net of tax	-	(546)	-	(5,642)
Income tax benefit related to dissolution of Asia Pacific business segment	-	4,409	-	4,409
	---------	---------	---------	---------
Income (loss) from discontinued operations	-	3,863	-	(1,233)
	---------	---------	---------	---------
Net income	$ 3,787	$ 5,333	$ 13,157	$ 5,185
	=========	=========	=========	=========

Basic net income (loss) per share from:
Continuing operations	$ 0.23	$ 0.09	$ 0.80	$ 0.39
Discontinued operations	$ -	$ 0.23	$ -	$ (0.08)
Net income	$ 0.23	$ 0.32	$ 0.80	$ 0.32
Diluted net income (loss) per share from:
Continuing operations	$ 0.23	$ 0.09	$ 0.80	$ 0.39
Discontinued operations	$ -	$ 0.23	$ -	$ (0.08)
Net income	$ 0.23	$ 0.32	$ 0.80	$ 0.32

Shares used in computing basic net income (loss) per share	16,444	16,444	16,444	16,408
Shares used in computing diluted net income (loss) per share	16,518	16,453	16,453	16,416

4/8

Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	December 31,
	2010	2009
	----------	----------
ASSETS
Cash and cash equivalents	$ 41,184	$ 19,776
Accounts receivable, net	13,290	11,279
Income taxes receivable	264	6,061
Deposits	129	139
Prepaid expenses and other current assets	1,489	1,103
Deferred tax assets	1,411	966
	----------	----------
Total current assets	57,767	39,324
	----------	----------
Deposits, less current portion	279	381
Deferred tax assets, less current portion	349	52
Restricted cash	3,124	875
Property and equipment, net	3,425	4,089
Intangible assets, net	1,058	1,411
	----------	----------
Total assets	$ 66,002	$ 46,132
	==========	==========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	9,931	6,834
Accrued expenses	6,080	4,278
Deferred revenue	1,325	828
Deferred rent	218	134
Income tax payable	650	-
	----------	----------
Total current liabilities	18,204	12,074
	----------	----------
Deferred tax liabilities	-	533
Long-term tax liabilities	1,449	2,139
Deferred rent, less current portion	460	615

Common stock	164	164
Additional paid-in capital	6,598	4,772
Accumulated other comprehensive loss	(1,038)	(1,173)
Retained earnings	40,165	27,008
	----------	----------
Total stockholders' equity	45,889	30,771
	----------	----------
Total liabilities and
stockholders' equity	$ 66,002	$ 46,132
	==========	==========

5/8

Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
	---------	---------	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,787	$ 5,333	$ 13,157	$ 5,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	623	535	2,389	1,992
Deferred income taxes	(1,340)	139	(1,276)	139
Stock-based compensation	188	94	750	94
Provision for losses on accounts receivable	93	(44)	199	258
Foreign currency translation loss related to dissolution of Asia Pacific business segment	-	110	-	110
Net foreign currency effects	8	94	197	78
Changes in operating assets and liabilities:
Accounts receivable	659	569	(2,323)	(197)
Deposits	129	60	20	(15)
Income tax receivable	1,517	(4,352)	5,797	(4,352)
Prepaid expenses and other current assets	(134)	(780)	(413)	(357)
Accounts payable	2,638	(723)	3,232	877
Accrued expenses	413	179	1,830	77
Deferred revenue	150	6	498	160
Deferred rent	(51)	(37)	(72)	(163)
Income tax payable	134	-	630	-
Other non-current liabilities	14	1,222	(690)	1,239
	---------	---------	---------	---------
Net cash provided by operating activities	8,828	2,405	23,925	5,125
	---------	---------	---------	---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(138)	(384)	(1,279)	(1,992)
Purchases of restricted cash	(2,248)	-	(2,248)	-
Purchase of intangible asset	-	-	-	(1,760)
	---------	---------	---------	---------
Net cash used in investing activities	(2,386)	(384)	(3,527)	(3,752)
	---------	---------	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	-	2,158
Proceeds from sale of Asia Pacific business segment	-	2,061	1,073	2,061
	---------	---------	---------	---------
Net cash provided by financing activities	-	2,061	1,073	4,219
	---------	---------	---------	---------

6/ 8

	---------	---------	---------	---------
Effect of exchange rate on cash and cash equivalents	25	-	(63)	5
	---------	---------	---------	---------
Net increase in cash and cash equivalents	6,467	4,082	21,408	5,597
Cash and cash equivalents at beginning of period	34,717	15,694	19,776	14,179
	---------	---------	---------	---------
Cash and cash equivalents at end of period	41,184	19,776	41,184	19,776
	=========	=========	=========	=========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ 2,593	$ 1,029	$ 5,857	$ 5,760
	---------	---------	---------	---------

7/8

Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended December 31, 2010	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 21,945	$ 6,523	$ -	$ 28,468
Intersegment revenue	70	28	(98)	-
	--------	--------	-----------	-----------
Total net revenues	22,015	6,551	(98)	28,468
	--------	--------	-----------	-----------
Operating income	$ 6,689	$ 22	$ 1	$ 6,712
	--------	--------	-----------	-----------

Three months ended December 31, 2009	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 19,233	$ 4,546	$ -	$ 23,779
Intersegment revenue	51	43	(94)	-
	--------	---------	-----------	-----------
Total net revenues	19,284	4,589	(94)	23,779
	--------	---------	-----------	-----------
Operating income (loss)	$ 5,329	$ (1,802)	$ (3)	$ 3,524
	--------	---------	-----------	-----------

Twelve months ended December 31, 2010	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 87,661	$ 25,123	$ -	$ 112,784
Intersegment revenue	197	107	(304)	-
	--------	--------	-----------	-----------
Total net revenues	87,858	25,230	(304)	112,784
	--------	--------	-----------	-----------
Operating income (loss)	$ 24,998	$ (1,489)	$ 3	$ 23,512
	--------	--------	-----------	-----------

Twelve months ended December 31, 2009	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 77,707	$ 16,266	$ -	$ 93,973
Intersegment revenue	260	73	(333)	-
	--------	-----------	----------	----------
Total net revenues	77,967	16,339	(333)	93,973
	--------	-----------	-----------	-------------
Operating income (loss)	$ 19,227	$ (5,463)	$ (56)	$ 13,708
	--------	-----------	-----------	--------

8/8